Exhibit 99.2
 Selected Financial Data
The historical financial statements included in the exhibits to this Current Report on Form 8-K reflect (1) for periods prior to March 7, 2014, the assets, liabilities and operations of EnLink Midstream Holdings, LP Predecessor (the “Predecessor”), the predecessor to EnLink Midstream Holdings, LP (“Midstream Holdings”), which is the historical predecessor of EnLink Midstream Partners, LP and (2) for periods on or after March 7, 2014, the results of operations of EnLink Midstream Partners, LP (the "Partnership") after giving effect to the business combination discussed under “Devon Energy Transaction” in Exhibit 99.3 to this Current Report on Form 8-K. The Predecessor was comprised of all of the U.S. midstream assets and operations of Devon Energy Corporation (“Devon”) prior to the business combination, including its 38.75% interest in Gulf Coast Fractionators (“GCF”). However, in connection with the business combination, only the Predecessor’s systems serving the Barnett, Cana-Woodford and Arkoma-Woodford Shales in Texas and Oklahoma, as well as the economic burdens and benefits of the 38.75% interest in GCF, were contributed to Midstream Holdings, effective as of March 7, 2014.
The following table presents the selected historical financial and operating data of the Partnership and the Predecessor for the periods indicated. The selected combined historical financial data of the Predecessor are derived from the historical combined financial statements of the Predecessor and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Exhibit 99.3 to this Current Report on Form 8-K and its audited combined financial statements for the year ended December 31, 2014 included in Exhibit 99.4 to this Current Report on Form 8-K. The following information is only a summary and is not necessarily indicative of the results or future operations of the Partnership.

	EnLink Midstream Partners, LP Years Ended December 31,
	2014 (1)	2013	2012	2011	2010
	(In millions, except per unit data)
Statement of Operations Data:
Revenues:
Revenues	$2,412.7	$179.4	$153.9	$13.6	$10.9
Revenues-affiliates	1,073.0	2,116.5	1,753.9	2,514.4	1,907.9
Gain on derivatives	22.1	—	—	—	—
Total revenue	3,507.8	2,295.9	1,907.8	2,528.0	1,918.8
Operating costs and expenses:
Purchased gas, NGLs, condensate and crude oil	2,494.5	1,736.3	1,428.1	1,974.9	1,436.1
Operating expenses	283.6	156.2	149.9	137.1	105.8
General and administrative	94.5	45.1	41.7	38.5	37.6
Depreciation and amortization	284.3	187.0	145.4	133.5	112.2
Gain on sale of property	(0.1)	—	—	—	—
Impairments	—	—	16.4	—	—
Gain on litigation settlement	(6.1)	—	—	—	—
Other expenses	—	—	—	(58.1)	0.2
Total operating costs and expenses	3,150.7	2,124.6	1,781.5	2,225.9	1,691.9
Operating income	357.1	171.3	126.3	302.1	226.9
Other income (expense):
Interest expense, net of interest income	(47.4)	—	—	—	—
Income from equity investments	18.9	14.8	2.0	9.3	5.1
Gain on extinguishment of debt	3.2	—	—	—	—
Other income (expense)	(0.5)	—	—	—	—
Total other income (expense)	(25.8)	14.8	2.0	9.3	5.1
Income from continuing operations before non-controlling interest and income taxes	331.3	186.1	128.3	311.4	232.0
Income tax provision	(22.0)	(67.0)	(46.2)	(112.1)	(83.5)
Net income from continuing operations	309.3	119.1	82.1	199.3	148.5
Discontinued operations:
Income (loss) from discontinued operations, net of tax	1.0	(2.3)	(5.2)	18.9	34.8
Income from discontinued operations attributable to non-controlling interest, net of tax	—	(1.3)	(1.1)	(2.1)	(4.6)
Discontinued operations, net of tax	1.0	(3.6)	(6.3)	16.8	30.2
Net income	310.3	115.5	75.8	216.1	178.7
Less: Net loss from continuing operations attributable to the non-controlling interest	(0.2)	—	—	—	—
Net income attributable to EnLink Midstream Partners, LP	$310.5	$115.5	$75.8	$216.1	$178.7
Predecessor interest in net income	$35.5	$—	$—	$—	$—
General partner interest in net income	$138.3	$—	$—	$—	$—
Limited partners' interest in net income attributable to EnLink Midstream Partners, LP	$136.7	$—	$—	$—	$—
Net income attributable to EnLink Midstream Partners, LP per limited partners' unit:
Basic and diluted common unit	$0.59	$—	$—	$—	$—
Distributions declared per limited partner unit	$1.47	$—	$—	$—	$—

	EnLink Midstream Partners, LP Years Ended December 31,
	2014 (1)	2013	2012	2011	2010
	(In millions, except per unit data)
Balance Sheet Data (end of period):
Property and equipment, net	$5,042.8	$1,768.1	$1,739.4	$1,550.7	$1,439.0
Total assets	8,702.0	2,309.8	2,535.2	2,305.3	2,195.9
Long-term debt (including current maturities)	2,022.5	—	—	—	—
Partners' equity including non-controlling interest	6,025.9	1,783.7	2,002.0	1,901.2	1,849.0
_______________________________________________________________________________
(1) Information has been recast to include results attributable to the 50% limited partner interest in Midstream Holdings (the “Transferred Interests”) acquired by the Partnership from Acacia Natural Gas Corp I, Inc. and the Partnership's acquisition of Victoria Express Pipeline and related truck terminal and storage assets from Devon (the "VEX Interests").
Non-GAAP Financial Measures
We include the following non-GAAP financial measures in the exhibits to this Current Report on Form 8-K: adjusted EBITDA, gross operating margin and distributable cash flow.
Adjusted EBITDA
We define adjusted EBITDA as net income from continuing operations plus interest expense, provision for income taxes, depreciation and amortization expense, impairment expense, stock-based compensation, gain on noncash derivatives, transaction costs, distribution of equity investment and non-controlling interest and income on equity investment. Adjusted EBITDA is used as a supplemental performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:

•	financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our unitholders and our general partner;

•	our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
The GAAP measures most directly comparable to adjusted EBITDA are net income from continuing operations and net cash provided by operating activities. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income from continuing operations, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate adjusted EBITDA in the same manner.
Adjusted EBITDA does not include interest expense, income taxes or depreciation and amortization expense. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we use capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider both net earnings determined under GAAP, as well as adjusted EBITDA, to evaluate our overall performance.
Distributable Cash Flow
We define distributable cash flow as net cash provided by operating activities plus adjusted EBITDA, net to EnLink Midstream Partners, LP less interest expense, litigation settlement adjustment, interest rate swap, cash taxes and other, maintenance capital expenditures and Predecessor adjusted EBITDA. Distributable cash flow is used as a supplemental performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our unitholders and our general partner.
The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities. Distributable cash flow should not be considered an alternative to, or more meaningful than, net income from continuing operations, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Distributable cash flow may not be comparable to similarly titled measures of other companies because other entities may not calculate distributable cash flow in the same manner. To compensate for these limitations, we believe that it is important to consider both net earnings determined under GAAP, as well as distributable cash flow, to evaluate our overall performance.
The following tables reconcile adjusted EBITDA to the most directly comparable GAAP measure for the periods indicated.

Reconciliation of net income from continuing operations to Adjusted EBITDA	Years Ended December 31,
	2014 (1)	2013	2012
	(In millions)
Net income from continuing operations	$309.3	$119.1	$82.1
Interest expense	47.4	—	—
Depreciation and amortization	284.3	187.0	145.4
Impairment	—	—	16.4
Income from equity investments	(18.9)	(14.8)	(2.0)
Gain on extinguishment of debt	(3.2)	—	—
Distribution from equity investments	23.7	12.0	2.3
Stock-based compensation	22.2	12.8	12.8
Income taxes	22.0	67.0	46.2
Payments under onerous performance obligation offset to other current and long-term liabilities	(14.7)	—	—
Other (2)	(18.5)	—	—
Adjusted EBITDA before non-controlling interest, other acquired interests and Predecessor interests	$653.6	$383.1	$303.2
Non-controlling interest share of adjusted EBITDA (3)	(0.2)	—	—
Transferred Interests, E2 and VEX Interests adjusted EBITDA	(193.0)	—	—
Predecessor adjusted EBITDA	(82.8)	(383.1)	(303.2)
Adjusted EBITDA, net to EnLink Midstream Partners, LP	$377.6	$—	$—
_______________________________________________________________________________

(1)	Information has been recast to include results attributable to the Transferred Interests and VEX Interests.

(2)	Includes financial derivatives marked-to-market, accretion expense associated with asset retirement obligations and transaction costs.

(3)	Includes non-controlling interest share of E2 losses of $0.2 million.

Reconciliation of net cash provided by operating activities to Adjusted EBITDA and Distributable Cash Flow:
	Years Ended December 31,
	2014 (1)	2013	2012
	(in millions)
Net cash provided by operating activities	$479.4	$330.3	$209.7
Interest expense, net (2)	48.6	—	—
Unit-based compensation (3)	2.8	12.8	12.8
Current income tax (benefit)	6.7	31.5	59.2
Distributions from equity investment in excess of earnings	10.9	1.1	1.9
Other (4)	3.5	(0.4)	(0.4)
Changes in operating assets and liabilities which provided cash:
Accounts receivable, accrued revenues, inventories and other	98.1	(0.8)	2.5
Accounts payable, accrued purchases and other (5)	3.6	8.6	17.5
Adjusted EBITDA before non-controlling interest	$653.6	$383.1	$303.2
Non-controlling interest share of adjusted EBITDA	(0.2)	—	—
Transferred Interests, E2 and VEX Interests adjusted EBITDA	(193.0)	—	—
Predecessor adjusted EBITDA (6)	(82.8)	(383.1)	(303.2)
Adjusted EBITDA, net to EnLink Midstream Partners, LP	$377.6	$—	$—
Interest expense	(46.3)	—	—
Litigation settlement adjustment (7)	(4.7)	—	—
Interest rate swap (8)	(3.6)	—	—
Cash taxes and other	(0.1)	—	—
Maintenance capital expenditures	(21.5)	—	—
Distributable cash flow	$301.4	$—	$—

(1)	Information has been recast to include results attributable to the Transferred Interests and VEX Interests.

(2)	Net of amortization of debt issuance costs and discount and premium included in interest expense.

(3)
Represents Predecessor stock-based compensation contributed through equity and reflected in net distributions to Predecessor in cash flows from financing activities in the Consolidated Statements of Cash Flows.

(4)	Includes transaction costs.

(5)	Net of payments under onerous performance obligation offset to other current and long-term liabilities.

(6)	Represents Predecessor adjusted EBITDA.

(7)	Represents portion of litigation settlement related to the reimbursement of capital expenditures.

(8)
During the fourth quarter of 2014, we entered into interest rate swap arrangements to mitigate our exposure to interest rate movements prior to our note issuances. The gain on settlement of the interest rate swaps was considered excess proceeds for the note issuance, and therefore, excluded from distributable cash flow.

Gross Operating Margin
We define gross operating margin as revenues minus cost of purchased gas, NGLs, condensate and crude oil. We present gross operating margin by segment in “Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations” in Exhibit 99.3 to this Current Report on Form 8-K. We disclose gross operating margin in addition to total revenue because it is the primary performance measure used by our management. We believe gross operating margin is an important measure because our business is generally to purchase and resell natural gas, NGLs, condensate and crude oil for a margin or to gather, process, transport or market natural gas, NGLs, condensate and crude oil for a fee. Operating expense is a separate measure used by management to evaluate operating performance of field operations. Direct labor and supervision, property insurance, property taxes, repair and maintenance, utilities and contract services comprise the most significant portion of our operating expenses. We do not deduct operating expenses from total revenue in calculating gross operating margin because these expenses are largely independent of the volumes we transport or process and fluctuate depending on the activities performed during a specific period. As an indicator of our operating performance, gross operating margin should not be considered an alternative to, or more meaningful than, net income as determined in accordance with GAAP. Our gross operating margin may not be comparable to similarly titled measures of other companies because other entities may not calculate these amounts in the same manner.
The following table provides a reconciliation of gross operating margin to operating income:

	Years Ended December 31,
	2014 (1)	2013	2012
	(In millions)
Total gross operating margin	$1,013.3	$559.6	$479.7
Add (deduct):
Operating expenses	(283.6)	(156.2)	(149.9)
General and administrative expenses	(94.5)	(45.1)	(41.7)
Depreciation, amortization and impairments	(284.3)	(187.0)	(161.8)
Gain on sale of property	0.1	—	—
Gain on litigation settlement	6.1	—	—
Operating income	$357.1	$171.3	$126.3
(1) Information has been recast to include results attributable to the VEX Interests.